Exhibit 99.1
[LOGO] PHARMOS
99 Wood Avenue South, Suite 311                    Contact - U.S.: Gale T. Smith
Iselin, NJ 08830                                                    732-452-9556
www.pharmoscorp.com                               Contact - Israel: Irit Kopelov
                                                                     08-940-9679

     Pharmos Corporation Adopts Stockholder Rights Plan and By-Law Revisions

Iselin, NJ, October 24, 2002 - Pharmos Corporation (Nasdaq: PARS and Nasdaq
Europe: PHRM) announced today that its board of directors approved the adoption of a stockholder rights plan as well as certain revisions to its By-Laws.

The stockholder rights plan is designed to ensure that stockholders realize fair value and equal treatment in the event of an attempted takeover of the Corporation and to protect the Corporation and its stockholders against coersive takeover tactics. The plan was not adopted as a result of any existing or proposed potential takeover threat.

Under the terms of the plan, Pharmos is distributing one purchase right for each share of common stock outstanding to stockholders at the close of business on November 6, 2002. Pharmos will not issue a separate certificate for the rights unless and until they become exerciseable.

Each right entitles the holder to purchase from the Corporation one one-thousandth of a share of a new series of participating preferred stock at an initial purchase price of $15.00. The rights will become exerciseable and will detach from the common stock for a specified period after any person or group, without the approval of the Corporation's board of directors, has become the beneficial owner of, or commences a tender offer or exchange offer for, 15% or more of the then outstanding shares of Pharmos common stock (subject to certain exceptions).

The amendments to Pharmos' By-Laws enable the board to maintain an active role in maximizing stockholder value and in participating on behalf of the stockholders in any negotiations that might involve a potential change in control of the Company or sale of the Company, its stock or its assets. These amendments include the establishment of an advance notice requirement for stockholder-initiated nominations for directors or for other business to be brought before annual meetings of stockholders, as well as the creation of a classified, or "staggered," board of directors. Under applicable law, the term of all current members of the board will continue to expire at the next annual meeting of stockholders. At that point, however, the board will be classified into three classes, each with terms expiring in subsequent consecutive years.

Pharmos has filed the necessary forms, which give complete details of the stockholder rights plan and its revised By-Laws, with the Securities and Exchange Commission.

Pharmos discovers, develops, and commercializes novel therapeutics to treat a range of indications, in particular neurological and inflammation-based disorders. The Company's first neuroprotective product is dexanabinol, a tricyclic dextrocannabinoid, currently undergoing clinical testing as a treatment for TBI and as a preventive agent against post-surgical cognitive impairment. Other dextrocannabinoid compounds and CB2 receptor agonist compounds from Pharmos' proprietary synthetic cannabinoid library are being studied in pre-clinical programs targeting stroke, pain, multiple sclerosis and other disorders.

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Statements made in this press release related to the business outlook and future financial performance of the Company, to the prospective market penetration of its drug products, to the development and commercialization of the Company's pipeline products and to the Company's expectations in connection with any future event, condition, performance or other matter, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Additional economic, competitive, governmental, technological, marketing and other factors identified in Pharmos' filings with the Securities and Exchange Commission could affect such results.


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